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                                                                   Exhibit 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 4, 2000 included or incorporated in Georgia-Pacific Corporation's Annual Report on Form 10-K for the year ended January 1, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Atlanta, Georgia
October 19, 2000